Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook

Company continues to advance operational priorities and explore strategic options in parallel

First Quarter 2026 Highlights
•Revenue of $759 million, down 4 percent versus Q1 2025
◦Revenue excluding India1 of $762 million, down 4 percent versus Q1 2025 (which included India)
◦Organic revenue2 for the period declined 9 percent
•Consolidated GAAP net loss of $281 million, a decline of $266 million versus Q1 2025
•Adjusted EBITDA of $72 million, down 40 percent versus Q1 2025
•Consolidated GAAP loss of $2.25 per diluted share, down $2.13 versus Q1 2025
•Adjusted loss per diluted share of $0.23, down 41 cents versus Q1 2025

Maintains 2026 Full-Year Outlook1
•Revenue excluding India of $3.60 billion to $3.80 billion, a decline of 5 percent at the midpoint versus 2025
◦Excluding 2025 India contributions the 2026 outlook represents a decline at the midpoint of 3 percent
•Adjusted EBITDA of $670 million to $730 million, a decline of 17 percent at the midpoint
•Adjusted earnings per diluted share of $1.63 to $1.89, a decline of 41 percent at the midpoint
•Free cash flow of negative $65 million to $65 million, an improvement of $165 million at the midpoint

PHILADELPHIA, April 29, 2026 – FMC Corporation (NYSE:FMC) today reported first quarter 2026 revenue of $759 million, down 4 percent versus first quarter 2025. First quarter 2026 revenue, excluding India, was $762 million, down 4 percent versus first quarter 2025, which included India. On a GAAP basis, the company reported a loss of $2.25 per diluted share in the first quarter, a decrease of $2.13 versus first quarter 2025. First quarter adjusted loss per diluted share of $0.23 was down 41 cents versus first quarter 2025.

Page 2 / FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook

FMC Revenue	Q1 2026
Total Revenue Change (GAAP)	(4)%
Total Revenue Change (ex-India) (Non-GAAP)	(4)%
Less: 2025 revenue for India held for sale business	(5)%
Like-for-Like Revenue Change (Non-GAAP)	1%
First quarter sales of $762 million, excluding India, were above the midpoint of guidance and 4 percent lower than the prior year. The removal of India represented a 5 percent sales headwind. Price declined 6 percent, in line with expectations, driven by lower pricing to diamide partners, pricing actions on branded Rynaxypyr® and a competitive market for legacy core products, particularly in Latin America. Foreign currency was tailwind of 5 percent. Volume improved 2 percent driven by strong growth in EMEA and North America. New active ingredient sales doubled year-over-year. Plant Health grew 6 percent.

FMC Regional Revenue ($M)	Q1 2026	Q1 2025
North America	$198	$186
Latin America	$177	$207
EMEA	$307	$273
Asia (excluding 2026 India)[1]	$81	$125
2026 India[1]	$(4)	-
Total Revenue (GAAP)	$759	$791
Note: Regional results ex. India sum to $763M due to rounding
GAAP net loss in the first quarter declined $266 million primarily due to tax charges related to an increase in valuation allowances. Lower sales and higher restructuring costs and interest expense also contributed to the loss during the first quarter. FMC first quarter Adjusted EBITDA was $72 million, a decrease of 40 percent from the prior-year period, driven by lower pricing and unfavorable costs. The cost increase was driven by tariffs as well as unfavorable raw material costs.

Page 3 / FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook
On a GAAP basis, cash from operations was negative $601 million, a decline of $56 million versus 2025 primarily driven by lower Adjusted EBITDA. Free cash flow was negative $628 million, a decline of $32 million versus Q1 2025 primarily due to lower cash from operations, partially offset by lower capital expenditures.
Strategy Update
FMC is making strong progress on its 2026 operational priorities, which are strengthening the balance sheet through targeted debt reduction of approximately $1 billion, improving the competitiveness of its core portfolio, managing the post-patent transition for Rynaxypyr® active, and driving growth of new active ingredients including Isoflex® active, fluindapyr and Dodhylex® active. In parallel, the Board-authorized evaluation of strategic alternatives announced in February 2026 is progressing, and multiple options are being evaluated. There can be no assurance that the process will result in any transaction. The company does not intend to comment further at this time, except as it may do so in the ordinary course in connection with its upcoming earnings call, or if it determines that further disclosure is appropriate or necessary.
Full Year Outlook1
The company reaffirms its full-year 2026 revenue, Adjusted EBITDA, Adjusted EPS and free cash flow guidance ranges. Full year 2026 revenue guidance1 is $3.60 billion to $3.80 billion, a decline of 5 percent at the midpoint versus prior year1. Price is expected to be lower by mid-single digits mainly due to Rynaxypyr® active, which is consistent with the company’s post-patent strategy. Excluding India, volume is expected to be up modestly as increases in branded Rynaxypyr® active and new active ingredients are largely offset by reduced diamide partner orders and declines in the legacy core portfolio. India represents a 2 percent headwind1. FX is expected to be neutral. Sales of new active ingredients are expected to be between $300 million and $400 million, representing growth of over 75 percent at the midpoint versus prior year.
Adjusted EBITDA is expected to be $670 million to $730 million, a decline of 17 percent versus prior year as lower price and an FX headwind are partially offset by volume growth and favorable costs. EPS is expected to be $1.63 to $1.89, a decrease of 41 percent versus prior year primarily due to lower Adjusted EBITDA and, to a lesser extent, increased interest expense. Free cash flow is expected to be negative $65 million to $65 million dollars.

Page 4 / FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook
Second Quarter and H2 Outlook1
Second quarter revenue is expected to be in the range of $850 million to $900 million, a decline of 17 percent at the midpoint compared to second quarter 2025, primarily due to lower volume to diamide partners and the removal of India. The India inclusion in prior year represents a 5 percent headwind. Price is expected to decline mid-single digits due to competitive pressure and planned pricing actions for Rynaxypyr® in line with the post-patent strategy. FX is expected to be a low-single digit tailwind. Adjusted EBITDA is forecasted to be in the range of $130 million to $150 million, a decline of 32 percent versus the prior year as lower sales are partially offset by favorable costs. FMC expects Adjusted EPS to be in the range of $0.16 to $0.26 in the second quarter, which represents a 70 percent decrease at the midpoint versus second quarter 2025 due to lower Adjusted EBITDA as well as higher interest expense to a lesser degree.
The midpoint of first-half guidance implies a second-half sales increase of 1 percent versus prior year. Price is expected to be a mid-single digit headwind, driven by competitive market conditions for core portfolio products and pricing actions to support branded Rynaxypyr® active strategy. Lower price and a minor FX headwind are expected to be more than offset by volume growth, driven primarily by increased sales of products with new active ingredients.
Second-half Adjusted EBITDA is expected to decrease 6 percent as lower price and a minor FX headwind are partially offset by higher volume and favorable costs. Second-half Adjusted EPS is expected to decline 15 percent compared to second half 2025 due to lower Adjusted EBITDA, higher tax, and higher interest expense.

Page 5 / FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook

	Full-Year 2026 Outlook[1]	Q2 2025 Outlook[1]	First-Half Outlook[1]	Second-Half Outlook[1]
Revenue Excl. India	$3.60 billion to $3.80 billion	$850 million to $900 million	$1.61 billion to $1.66 billion	$1.99 billion to $2.14 billion
Growth at midpoint vs. 2025*	(5)%	(17)%	(11)%	1%
Adjusted EBITDA	$670 million to $730 million	$130 million to $150 million	$202 million to $222 million	$468 million to $508 million
Growth at midpoint vs. 2025*	(17)%	(32)%	(35)%	(6)%
Adjusted EPS^	$1.63 to $1.89	$0.16 to $0.26	$(0.07) to $0.03	$1.70 to $1.86
Growth at midpoint vs. 2025*	(41)%	(70)%	(102)%	(15)%

^ EPS estimates assume 125.9 million diluted shares for full year, Q2 and H2; 125.3 million diluted shares for H1.
*Percentages are calculated using whole numbers. Minor differences may exist due to rounding. India excluded from 2026 guidance and H2 2025 actuals. Variances are calculated versus 2025 results, which include India in the first half of the year.
Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC and the FMC logo are trademarks of FMC Corporation or an affiliate.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.

Page 6 / FMC Corporation reports first quarter 2026 results above guidance with Adjusted EBITDA above high end of range, reaffirms full-year outlook
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include Adjusted EBITDA, Adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.

1.Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, our India held for sale business, and discontinued operations. As a result, no GAAP outlook is provided. Starting with the third quarter 2025 guidance, we provide forecasts for revenue excluding India (non-GAAP financial measure). We are not able to forecast the GAAP revenue due to potential actions we may take during the held for sale period to prepare the business for a potential buyer and other uncertainties, including customer reaction to the announcement of our intention to sell our India commercial business. In 2026, revenue, Adjusted EBITDA and Adjusted EPS outlooks provided exclude India results and variances are calculated versus 2025 results, which include India results in the first half of the year.
2.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes and the removal of India.
###

FMC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2026	2025
Revenue	$758.6	$791.4
Costs of sales and services	512.0	474.7
Gross margin	$246.6	$316.7
Selling, general and administrative expenses	185.1	172.0
Research and development expenses	65.5	68.7
Restructuring and other charges (income)	77.0	17.8
Total costs and expenses	$839.6	$733.2
Income from continuing operations before non-operating pension, postretirement, and other charges (income), interest expense, net and income taxes	$(81.0)	$58.2
Non-operating pension, postretirement, and other charges (income)	3.4	3.2
Interest expense, net	64.8	50.1
Income (loss) from continuing operations before income taxes	$(149.2)	$4.9
Provision (benefit) for income taxes	112.1	13.5
Income (loss) from continuing operations	$(261.3)	$(8.6)
Discontinued operations, net of income taxes	(19.9)	(7.0)
Net income (loss)	$(281.2)	$(15.6)
Less: Net income (loss) attributable to noncontrolling interests	0.1	(0.1)
Net income (loss) attributable to FMC stockholders	$(281.3)	$(15.5)
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$(261.4)	$(8.5)
Discontinued operations, net of tax	(19.9)	(7.0)
Net income (loss)	$(281.3)	$(15.5)
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(2.09)	$(0.06)
Discontinued operations	(0.16)	(0.06)
Basic earnings per common share	$(2.25)	$(0.12)
Average number of shares outstanding used in basic earnings per share computations	125.3	125.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(2.09)	$(0.06)
Discontinued operations	(0.16)	(0.06)
Diluted earnings per common share	$(2.25)	$(0.12)
Average number of shares outstanding used in diluted earnings per share computations	125.3	125.1

Other Data:
Capital additions and other investing activities	$15.8	$37.4
Depreciation and amortization expense	$42.0	$43.7

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP) (1)
(Unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2026	2025
Net income (loss) attributable to FMC stockholders (GAAP)	$(281.3)	$(15.5)
Corporate special charges (income):
Restructuring and other charges (income) (a)	94.7	17.8
Non-operating pension, postretirement, and other charges (income) (b)	3.4	3.2
India held for sale business (c)	16.4	—
Income tax expense (benefit) on Corporate special charges (income) (d)	(18.3)	(4.4)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	19.9	7.0
Tax adjustment (f)	136.3	14.3
Adjusted after-tax earnings (loss) from continuing operations attributable to FMC stockholders (non-GAAP) (1)	$(28.9)	$22.4

Diluted earnings (loss) per common share (GAAP)	$(2.25)	$(0.12)
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.76	0.14
Non-operating pension, postretirement, and other charges (income)	0.03	0.03
India held for sale business	0.13	—
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.15)	(0.04)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.16	0.06
Tax adjustments per diluted share	1.09	0.11
Diluted adjusted after-tax earnings (loss) from continuing operations per share, attributable to FMC stockholders (non-GAAP)	$(0.23)	$0.18

Average number of shares outstanding used in diluted adjusted after-tax earnings (loss) from continuing operations per share computations	125.3	125.5
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, the India held for sale business, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)Three Months Ended March 31, 2026:
Restructuring and other charges (income) includes restructuring charges of $94.5 million primarily comprised of $90.1 million in charges related to Project Foundation, which is management's comprehensive plan to further optimize FMC’s cost structure and organizational operations. The charges for Project Foundation include non-cash asset write-off and accelerated depreciation costs of $64.7 million primarily associated with the planned exit of certain production activities; severance and employee separation costs of $6.2 million; and, other miscellaneous charges of $19.2 million, which include contract exit costs and professional service provider costs. During the three months ended March 31, 2026, we also recorded Project Focus-related costs of $4.3 million, primarily related to miscellaneous charges associated with previously implemented activities. Other charges (income) included $3.9 million of charges associated with our environmental sites and $3.7 million of other miscellaneous income.

Three Months Ended March 31, 2025:
Restructuring and other charges (income) includes restructuring charges of $13.6 million primarily related Project Focus, which included $6.6 million of professional service provider costs and other miscellaneous charges, $4.2 million of severance and employee separation costs, and accelerated depreciation of $3.1 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $4.2 million is comprised of $3.5 million of charges associated with our environmental sites and $0.7 million of other miscellaneous charges.
(b)Our non-operating pension, postretirement and other charges (income) includes those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)In July 2025, the Board of Directors approved a plan to divest the Company’s commercial business in India in response to ongoing challenges in the country. The sale process is underway and is expected to conclude during 2026; and, therefore, the assets related to this business have been classified as held for sale since the third quarter of 2025. The business does not qualify for recognition as discontinued operations and will continue to be presented in the Company’s reported GAAP results until a transaction is completed. Beginning with the third quarter of 2025, we have excluded the impact of various activities associated with the anticipated sale from our operating results for non-GAAP purposes. Refer to the table below for the adjustments related to the India held for sale business for the three months ended March 31, 2026.

	Three Months Ended March 31,		Affected Line Item in the Consolidated Statements of Income (Loss)
(In millions)	2026	2025
Operating results	$34.1	$—	Revenue, Cost of sales and services, and Selling, general and administrative expenses
Asset impairment	(20.4)	—	Restructuring and other charges (income)
Third party provider costs	2.7	—	Restructuring and other charges (income)
India held for sale business	$16.4	$—
(d)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(f)We exclude the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and include a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. In 2024 and 2023, we recorded significant deferred tax assets due to various tax incentives granted to the Company's Swiss subsidiaries (the "Swiss Tax Incentives"). The initial recognition of these Swiss Tax Incentives did not impact our adjusted non-GAAP effective tax rate but will be considered annually as we realize the benefits. Management believes excluding these discrete tax items, as well as the impacts of the Swiss Tax Incentives annually as the related benefits are realized, assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended March 31,
(In millions)	2026	2025
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets (i)	$124.7	$(1.2)
Net impact of Switzerland tax incentives	(5.5)	2.8
Foreign currency remeasurement and other discrete items	17.1	12.7
Total non-GAAP tax adjustments	$136.3	$14.3
____________________
(i)As a result of changes in global earnings mix and ongoing tax planning implemented in March 2026, we reevaluated the realizability of our historical deferred tax assets and recorded an increase to our valuation allowance in Switzerland of approximately $123 million during the three months ended March 31, 2026.

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP) (3)
(Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Net income (loss) (GAAP)	$(281.2)	$(15.6)
Restructuring and other charges (income) (1)	94.7	17.8
Non-operating pension, postretirement, and other charges (income)	3.4	3.2
India held for sale business (2)	16.4	—
Discontinued operations, net of income taxes	19.9	7.0
Interest expense, net	64.8	50.1
Depreciation and amortization	42.0	43.7
Provision (benefit) for income taxes	112.1	13.5
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (non-GAAP) (3)	$72.1	$119.7
___________________
(1)    In the reconciliation above, favorable adjustments recorded in connection with the India held for sale business of $17.7 million for the three ended March 31, 2026 are presented in the India held for sale business line, as described in the reconciliation in note (c) above. On the consolidated statements of income (loss), these adjustments are recorded to "Restructuring and other charges (income)."
(2)    Beginning with the third quarter of 2025, we excluded the operating results of the India commercial business during the held for sale period for non-GAAP purposes. For further details on the charges and write-downs recorded in connection with the India held for sale business, refer to note (c) in the reconciliation above.
(3)    Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income), depreciation and amortization expense, and the India held for sale business.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP) (2)
(Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$(600.9)	$(545.0)

Capital expenditures	(16.6)	(31.6)
Other investing activities	0.8	(5.8)
Capital additions and other investing activities	$(15.8)	$(37.4)

Cash provided (required) by operating activities of discontinued operations	(15.7)	(13.3)
Divestiture transaction costs (2)	4.3	—
Free cash flow (non-GAAP) (3)	$(628.1)	$(595.7)
___________________
(1)The three months ended March 31, 2026 includes cash payments of $66.4 million primarily for restructuring activities related to the Project Focus transformation program as well as Project Foundation. The three months ended March 31, 2025 includes cash payments of $55.7 million for Project Focus.
(2)Represents third party provider costs associated with the expected sale of our India commercial business. Proceeds from the sale of our India commercial business anticipated in 2026 will be excluded from free cash flow when received. Therefore, we have also excluded the related transaction costs from free cash flow.
(3)Free cash flow is defined as cash provided (required) by operating activities of continuing operations (GAAP) adjusted for spending for capital additions and other investing activities as well as cash provided (required) by discontinued operations and divestiture transaction costs associated with the sale of our GSS business. We believe that this non-GAAP financial measure provides a useful basis for investors and securities analysts to evaluate the cash generated by routine business operations, including to assess our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE (GAAP)
TO REVENUE EXCLUDING INDIA (NON-GAAP) (2)
(Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Revenue (GAAP)	$758.6	$791.4
Less: Revenue from India commercial business (1)	(3.8)	—
Revenue excluding India (non-GAAP) (2)	$762.4	$791.4
___________________
(1)Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. Refer to note (c) above for further details.
(2)Although the India held for sale business does not qualify for recognition as discontinued operations, we believe Revenue excluding India (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

Three Months Ended March 31, 2026 vs. 2025
Total revenue (GAAP) change	(4)%
Less: Revenue for India held for sale business for the three months ended March 31, 2026	—%
Revenue excluding India (non-GAAP) change (1)	(4)%
Less: Foreign currency impact	5%
Organic revenue (non-GAAP) change (2)	(9)%
___________________
(1)Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. Refer to note (c) above for further details.
(2)We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates and the India held for sale business.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ADJUSTED ROIC (USING NON-GAAP NUMERATOR) (1)
(Unaudited)

	Twelve Months Ended
(In millions, except percentages)	March 31, 2026
Net income (loss) attributable to FMC stockholders (GAAP)	$(2,504.7)
Interest expense, net, net of income taxes	218.7
Corporate special charges (income)	1,871.5
India held for sale business	538.1
Income tax expense (benefit) on Corporate special charges (income)	(172.0)
Discontinued operations attributable to FMC stockholders, net of income taxes	49.5
Tax adjustments	538.3
ROIC numerator (non-GAAP)	$539.4

	March 31, 2026	March 31, 2025
Total debt	$4,533.6	$4,003.5
Total FMC stockholders’ equity	1,822.1	4,382.0
Total debt and FMC stockholders' equity (GAAP)	$6,355.7	$8,385.5
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$7,370.6

ROIC (using Net income (loss) attributable to FMC stockholders (GAAP) as numerator)	(33.98)%
Adjusted ROIC (using non-GAAP numerator) (1)	7.32%
___________________
(1)    We believe Adjusted ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management. Additionally, vesting of certain restricted stock awards granted to officers is connected to Adjusted ROIC as a performance metric.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$390.9	$584.5
Trade receivables, net of allowance of $42.5 in 2026 and $43.3 in 2025	2,244.8	2,062.0
Inventories	1,242.6	1,219.6
Prepaid and other current assets	533.7	481.2
Assets held for sale (1)	492.9	611.7
Total current assets	$4,904.9	$4,959.0
Property, plant and equipment, net	627.5	707.4
Other intangibles, net	2,333.5	2,361.8
Deferred income taxes	1,096.0	1,215.6
Other long-term assets	457.6	443.4
Total assets	$9,419.5	$9,687.2
Short-term debt and current portion of long-term debt	$1,763.0	$1,305.1
Accounts payable, trade and other	634.1	771.0
Advanced payments from customers	196.3	453.1
Accrued and other liabilities	625.5	574.0
Accrued customer rebates	480.0	417.4
Guarantees of vendor financing	37.0	45.7
Accrued pensions and other postretirement benefits, current	3.3	3.3
Income taxes	26.6	24.0
Liabilities held for sale (1)	47.5	161.7
Total current liabilities	$3,813.3	$3,755.3
Long-term debt, less current portion	$2,770.6	$2,769.8
Long-term liabilities	985.7	1,063.2
Equity	1,849.9	2,098.9
Total liabilities and equity	$9,419.5	$9,687.2
___________________
(1)    The carrying value of the India held for sale business decreased from $450 million as of December 31, 2025 to $425.0 million as of March 31, 2026 primarily due to receivable collections during the period. The carrying value of the held for sale business is comprised of $445.4 million of net assets held for sale as presented on the consolidated balance sheet and a gain of 20.4 million related to foreign currency translation in connection with the assets identified for disposal. The foreign currency translation gains are recorded in "Accumulated other comprehensive income (loss)" on the consolidated balance sheet and will be reclassified to the consolidated statement of income (loss) upon close of the sale.

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Cash provided (required) by operating activities of continuing operations	$(600.9)	$(545.0)

Cash provided (required) by operating activities of discontinued operations	(15.7)	(13.3)

Cash provided (required) by investing activities of continuing operations	(16.2)	(38.0)

Cash provided (required) by financing activities of continuing operations	442.3	552.1

Effect of exchange rate changes on cash	(3.1)	2.2

Increase (decrease) in cash and cash equivalents	$(193.6)	$(42.0)

Cash and cash equivalents, beginning of period	$584.5	$357.3

Cash and cash equivalents, end of period	$390.9	$315.3